                                                                    EXHIBIT 10.8


                             SERVICES AGREEMENT ***


     THIS SERVICES AGREEMENT (the "Agreement") is entered into as of January 1, 1997, by and between General Electric Company, with an address of 3135 Easton Tpk., Fairfield, CT 06431 ("GE"), and Network Management Services, Inc., with an address of 5500 Wayzata Blvd., Suite 1275, Minneapolis, MN 55416-1241 ("Supplier").

                                   RECITALS

     WHEREAS, GE desires to retain Supplier to provide certain consulting services for certain employee benefit plans maintained by GE; and

     WHEREAS, Supplier is willing to provide such services on the terms and conditions set forth in this Agreement;

     NOW THEREFORE, in consideration of the foregoing and the mutual promises contained herein, and subject to the terms and conditions set forth below, Supplier and GE hereby agree as follows:

ARTICLE 1.  CERTAIN DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings:

     "Participant" shall mean an individual participating in or who may be eligible to participate in one or more of the Plans.

     "Plan" or "Plans" shall mean any of the employee benefit, state-mandated or compensation plans or programs of GE with respect to which Supplier provides consulting services, as defined in Exhibit A to this Agreement or any amendment or supplement thereto.

ARTICLE 2.  CONSULTING SERVICES

2.1 General. Supplier shall perform the services as described in the attached Exhibit B to this Agreement, which Exhibit is attached hereto and made a part hereof, as directed and with respect to locations and/or health plan suppliers designated by GE. Supplier may also perform additional services for GE subject to such terms as the parties may mutually agree to in writing. Supplier shall perform the services with due care and in accordance with the requirements of this Agreement. In cases where this Agreement does not specify a standard of performance, Supplier shall perform the services in accordance with prevailing industry or professional standards, Supplier will endeavor to perform all of the services to GE's satisfaction.

2.2 Change Orders. The parties may change any aspect to this Agreement by mutual agreement in accordance with the procedures set forth in this section. Either party may




***Pursuant to Rule 406 of the Securities Act of 1933, as amended, confidential portions of Exhibit 10.8 have been deleted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

     request a change by submitting to the other a change request. If the parties decide to implement a requested change, they shall execute an appropriate memorandum of such change, including any financial terms thereby affected. Execution of such memorandum by both parties shall constitute a modification of the Agreement and shall be binding on both of the parties.

2.3. Status Reports. Upon GE's reasonable request Supplier shall provide written status reports describing its performance under this Agreement.

2.4 GE Service Team. The parties shall agree on the staffing level and credentials of personnel providing or coordinating Supplier's services pursuant to this Agreement (the "GE Service Team"). GE shall have the right to interview and approve all members of the GE Service Team. Supplier will provide GE access to 7-day, 24-hour voice mail systems, which shall include direct dial telephone numbers for GE Service Team members.

2.5 Technical/Clinical Consultants. Supplier represents and warrants that any consultants responsible for technical or clinical analysis on the GE Service Team are and shall remain duly licensed or certified with respect to such technical or clinical proficiency in accordance with prevailing professional standards and shall maintain a policy of professional liability insurance with a licensed insurance company.

2.6 Records. Supplier shall maintain complete and accurate records of all amounts billable to and payment made by GE in accordance with generally accepted accounting practices. Supplier shall retain such records for a period of two years after the date of final payment. GE and its authorized agents may inspect such records at GE's expense during normal business hours upon reasonable prior notice to Supplier.

2.7 Representations and Warranties of Supplier. Supplier warrants and represents that:

     (a) it has and will continue to conduct its activities in accordance and compliance with all applicable laws, regulations, ordinances, Executive Orders, codes, standards, permits and liens;

     (b) all information it has submitted heretofore and contemporaneously is true and accurate in every material respect;

     (c) it has requisite personnel, competence, skill and physical resources necessary to perform the services herein set forth. Supplier further warrants that services performed by or delivered through Supplier shall be in accordance with the highest generally accepted standards of the profession at the time services are performed;

     (d) it will comply with the stated standards, policies and practices of GE, including but not limited to GE's standards, policies and practices relating to integrity, and to require the same stringent standards, policies and practices for its employees or other workers in regard to its services hereunder;

     (e) it will require each person who will or does perform services hereunder to execute Exhibit C, attached hereto and made a part hereof, acknowledging such person's agreement to comply with certain policies of GE designated therein. Supplier shall solicit the execution of such Exhibit C by each such person, and Supplier shall not permit any person that does not execute such Exhibit C to perform any services hereunder. Supplier shall furnish GE with a copy of such Supplement that has been executed by each person that Supplier engages for performance of services hereunder prior to the start of such performance by such person; and

     (f) it shall promptly provide any information or materials relating to services provided hereunder to GE at its request.

ARTICLE 3.  COMPENSATION FOR SERVICES

3.1 Fees. GE shall pay Supplier for its services hereunder in accordance with the amounts specified in Exhibit D, which is attached hereto and made a part hereof. Except as herein stated, Supplier shall not impose any other charges on GE for its services pursuant to this Agreement.

3.2 Expenses. Subject to the terms of Exhibit D hereto, GE shall reimburse Supplier for any out-of-pocket expenses reasonably incurred by Supplier in connection with the performance of the its services hereunder. Supplier will submit such documentation for reimbursable expenses as may be reasonably required by GE. Supplier shall not incur any unusual or extraordinary expenses without GE's specific prior approval.

3.3 Invoicing and Payment. Supplier shall invoice GE on a monthly basis. GE shall pay Supplier's invoices within 45 days of receipt of such invoice. Supplier's federal tax identification number is 41-1758843.

ARTICLE 4.  TERM AND TERMINATION

4.1 Term. The Agreement shall become effective on April 21, 1997 (the "Commencement Date") and shall continue in effect through December 31, 1999, unless earlier terminated pursuant to this Article 4, or extended by mutual written agreement of the parties.

4.2 Termination on Notice. Either party may terminate this Agreement at any time by giving written notice to the other 120 days before the effective date of termination.

4.3  Termination for Other Defaults.

     (a) In the event that a party materially breaches in the performance of any of its requirements under this Agreement, the other party may, at its sole discretion, provide notice to the breaching party of its intent to terminate this Agreement. The breaching party shall have thirty (30) days to cure the default and avoid termination. If the default is not cured within thirty (30) days of the notice, the other party may execute its termination notice to be effective thirty (30) days after the end of the expiration of the default cure period.

     (b) For, the purposes of this Agreement and without limiting the foregoing generally, a material breach shall include but not be limited to the following:

          (i) A party's filing a petition in bankruptcy or for reorganization or for the adoption of an arrangement under the Bankruptcy Act (or similar law of the United States or any other jurisdiction, which law relates to the liquidation or reorganization of companies or to the modification or alteration of the rights of creditors) or an answer or other pleading admitting or failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in the relief therein provided;

          (ii) A party's making an assignment, or so called trust mortgage or the like, for the benefit of its creditors or by its making a proposal to its creditors under any bankruptcy act;

          (iii) A party's consenting to the appointment of a receiver or a trustee (or other person performing a similar function) for all or a substantial part of its property;

          (iv)   A party's being adjudicated bankrupt;

          (v) The entry of a court order which has not been vacated, set aside or stayed within thirty (30) days from the date of entry, either (i) appointing a receiver or a trustee for all or a substantial part of its property or (ii) approving a petition filed or application made against it for, or effecting an arrangement in, bankruptcy or made against it for, or effecting an arrangement in, bankruptcy or for a reorganization or other relief pursuant to any bankruptcy act or for any other judicial modification or alteration of the rights of creditors;

          (vi) The assumption of custody or sequestration by a court of competent jurisdiction of all or substantially all of a party's property, which custody or sequestration has not been suspended or terminated within thirty (30) days from its inception; and/or

          (vii)  A party's insolvency, as defined by law.

          With respect to this section and (S)4.2, termination of this Agreement will riot terminate the rights or obligations of either party arising out of the period during which this Agreement was in effect.

4.4 Obligations Upon Termination. Upon any termination or non-renewal of this Agreement, Supplier shall deliver to GE any and all data or information (in whatever form or media) that is owned or developed by or licensed to GE and that is supplied to Supplier by GE hereunder. Furthermore, Supplier shall cooperate with GE in the transfer of Supplier's obligations hereunder to a replacement service provider.

ARTICLE 5.  INDEPENDENT CONTRACTOR

5.1 Control of Work. Supplier shall be solely responsible for the conduct and control of the work to be performed under this Agreement by Supplier and its agents or employees.

5.2 Supplier's Employees. It is expressly understood and agreed that for all purposes, including but not limited to workers' compensation insurance, unemployment insurance, FICA, and federal and state tax withholding, Supplier and any of its agents, contractors or employees performing services under this Agreement shall not be deemed employees of GE. Supplier shall indemnify GE from and against any taxes imposed on GE as a result of any determination of any taxing authority that the agents of Supplier performing services hereunder are employees of GE. Supplier and its employees shall not be entitled to any of the benefits that GE provides to its employees and Supplier shall provide all legally required insurance coverage for Supplier's employees.

5.3 No Agency. Supplier shall perform its services hereunder as an independent contractor. This Agreement shall not be deemed or construed to create any association, partnership, joint venture, or relationship of principal and agent or master and servant between the parties hereto or any affiliates or subsidiaries thereof, or to provide either party with the right, power, or authority, whether express or implies, to create any such duty or obligation on behalf of the other party.

5.4 Fiduciary Status. GE and Supplier understand and intend that Supplier shall not be a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 as amended, or any state law with respect to any Plan. Supplier shall not have any discretion with respect to the management or administration of any Plan or with respect to determining or changing the rules or policies pertaining to eligibility or entitlement of any participant in any Plan to benefits under such Plan. Supplier also shall not have any control or authority with respect to any assets of any Plan, Including the investment or disposition thereof. All discretion and control with respect to the terms, administration or assets of any Plan shall remain with GE or with the named fiduciaries under such Plan.

ARTICLE 6.  RIGHTS IN DELIVERABLES AND DATA

6.1 Deliverables. Subject to the provisions of Article 7 hereof entitled Confidentiality, the parties shall, from and after the date of this amendment and prior to the initiation of any product development or project effort (collectively, the "GE Project"), discuss in good faith the treatment of intellectual property rights with respect to any system, process, invention or tool which may be developed pursuant to the services rendered by Supplier pursuant to this Agreement. If the parties cannot agree as to such treatment, GE may, at its sole option, discontinue use of Supplier for such New Project and shall retain all intellectual property rights to any system, process, invention or tool owned by GE prior to the initiation of such development effort. In such event, Supplier shall return all any notes, reports, or memoranda provided to Supplier by GE in connection with such New Project. Notwithstanding anything to the contrary in the foregoing, the parties agree that (1) the GE Disability Policy Guide and the GE Disability Policies and Procedures Manual (collectively, the "GE Products") shall be owned by GE and (2) Supplier may perform services for other parties involving projects and products that may be similar to a New Project or a GE Product, and the provisions of this section shall not preclude Supplier from providing such services. GE may obtain and hold in its own name any copyrights, registrations and other protection that may be available in the GE Products, and Supplier shall provide reasonable assistance to perfect such protection.

6.2 Intellectual Property. Except as provided in (S)6.1, nothing contained in this Agreement shall confer to either party any property rights, proprietary interest or license in the software, written materials, techniques, system, process, invention or tool, or know how used by the other party.

6.3 Participant Data. All of the Participant data and any other materials pertaining to the GE's requirements or the Plans and provided to Supplier by GE pursuant to this Agreement is Confidential Information (as that term is hereinafter defined) and shall at all times remain the property of GE. Supplier shall return all such data to GE upon GE's request.

ARTICLE 7.  CONFIDENTIALITY

7.1 Confidential Information. Confidential information shall include all information disclosed by one party (the "Discloser") to the other (the "Recipient") in writing and marked "Confidential" or "Proprietary" or disclosed visually or orally and subsequently confirmed in writing within 20 days after the first disclosure ("Confidential Information"). The terms and conditions of this Agreement shall be deemed Confidential

     Information with respect to both parties. Confidential Information shall not, however, include the following:

          (a) Information which is now or hereafter comes into the public domain;

          (b)  Information learned by the Recipient from third parties;

          (c) Information known to the Recipient or developed by the Recipient independently of information disclosed by the Discloser; or

          (d) Information required to be disclosed by Recipient pursuant to requirements of law.

7.2 Confidential Treatment. The Recipient shall treat the Confidential Information as confidential, using the same standard of care that it uses to protect its own proprietary or confidential information (but not less than a reasonable standard of care), and shall use reasonable measure to prevent disclosure of the Confidential Information to any third party without the Recipient's consent. The Recipient shall disclose the Confidential Information only to those of its employees, agents or subcontractors who have a reasonable need for access therefor.

7.3 Return of Information. All Confidential Information shall remain the property of the Discloser. Upon the Discloser's request, the Recipient shall promptly return the Confidential Information, provided, however, that the Recipient may retain copies solely for archival purposes only.

7.4 Trademarks and Copyrights. The parties reserve the right to the control and use of their names and all copyrights, symbols, trademarks, or service marks presently existing or later established. Neither party shall use the other party's copyrights, symbols, trademarks, or service marks in advertising or promotional materials or otherwise without the prior written consent of such other party.

ARTICLE 8.  INDEMNIFICATION AND INSURANCE

8.1 Insurance. During the term of this Agreement, Supplier shall maintain in force the following insurance coverage; (a) Workers' Compensation and related insurance as prescribed by the law of the state(s) in which the work is to be performed; (b) general comprehensive liability coverage, with limits of *** per occurrence and *** in the aggregate; (c) property damage coverage in the amount of *** per occurrence; and

***Pursuant to Rule 406 of the Securities Act of 1933, as amended, confidential portions of Exhibit 10.8 have been deleted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

     (d) E&O insurance with limits of ***. Upon GE's request, Supplier shall provide certificates of insurance evidencing the aforementioned coverages.

8.2 Indemnity. Each party (the "Indemnifying Party") shall indemnify and hold harmless the other party (the "Indemnified Party") from and against any costs, claims, damages, liabilities, or losses (including costs and expenses and attorney fees incurred in connection therewith) ("Claims") arising from injuries, including death, or damage to property resulting from the negligence or willful misconduct of the indemnifying Party. The Indemnified Party shall notify the Indemnifying Party promptly of any Claim. The Indemnifying Party may, but shall not be required to, assume the defenses of any such Claims. The Indemnified Party shall cooperate with the Indemnifying Party in the defense of any such Claim, and shall not settle or compromise such Claim without the prior written consent of the Indemnifying Party.

8.3 Intellectual Property Indemnification. Supplier shall indemnify and hold GE harmless from any award of costs and damages in any action against GE based on a claim that any of the services or materials delivered to GE in connection therewith, including without limitation any computer software, infringe upon any United States patent right or copyright of any third party, provided that (i) Supplier is promptly notified in writing of any such suit or claim; and (ii) GE permits Supplier to defend, compromise or settle any such suit or claim, and gives Supplier all available information, reasonable assistance, and authority necessary to do so. Notwithstanding the foregoing, Supplier shall have no obligation to indemnify GE with respect to any claim of infringement pertaining solely to any portion of services or material prepared in connection therewith modified or prepared by Supplier to conform to specific instructions or directions provided by GE.

ARTICLE 9.  NOTICES

9.1 General. All notices, requests, demands and other communications required to be given hereunder shall be in writing and shall be deemed to have been duly given one day after delivery by hand or via a nationally recognized overnight courier or five days after mailing, certified or registered mail, return receipt requested to the party for whom intended at the address specified in this Article. Either party may designate an alternate address for notices by given written notice thereof in accordance with the provisions of this Article.

9.2  Notices to Supplier. All notices to Supplier shall be directed as follows:

          Network Management Services

***Pursuant to Rule 406 of the Securities Act of 1933, as amended, confidential portions of Exhibit 10.8 have been deleted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

          5500 Wayzata Blvd., Suite 1275
          Minneapolis, MN  55416-1241
          Attn:  Michael C. Bingham, President

9.3  Notices to GE.  All notices to client shall be directed as follows:

          General Electric Company
          3135 Easton Turnpike, E2B
          Fairfield, Connecticut  06431
          Attn:  Shelly C. Wolff, Program Leader, Disability Programs

          with a copy to:

          General Electric Company
          3135 Easton Turnpike, W3C
          Fairfield, Connecticut  06431
          Attn:  Kevin J. F. Fitzgerald, Health Care Counsel

ARTICLE 10.  GENERAL PROVISIONS

10.1 Applicable Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York.

10.2 Publicity. Supplier shall obtain the prior written consent of GE concerning the content and plan of distribution of any public announcement, press release, advertisement or other public communication concerning this Agreement, the services provided by Supplier under this Agreement, and the Deliverables or any descriptions thereof. Notwithstanding anything to the contrary in the foregoing, provided that Supplier may include references to GE as a client in client lists, proposals, and other non-public communications concerning Supplier or its services. No prior consent shall be required regarding the inclusion of the other party's name in notices, disclosure documents, or other filing or publications required by law or regulations. For the purposes of this section, "public communication" shall include the participation by Supplier personnel in any trade association, educational or promotional event (e.g., a disability
                                                    ----
     management seminar).

10.3 Arbitration. Any dispute, controversy or claim that cannot be resolved by the parties arising out of or relating to this engagement letter of the services covered by this letter shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitration shall be held in New York, New York, or in such other location as the parties may mutually agree upon. The arbitration will be conducted before a panel of three arbitrators, with one arbitrator named by each party and the third named by the two party-appointed arbitrators, or (if they should fail to agree on the third) by the AAA. The arbitrators may not award non-monetary or equitable relief of any sort. They shall have no power to award punitive damages or any other damages not measured by the prevailing party's actual damages. All aspects of the arbitration shall be treated as confidential. Neither the parties nor the arbitrators may disclose the existence, content or results of the arbitration, except as necessary to comply with legal or regulatory requirements. Before making any such disclosure, a party shall give written notice to all other parties and shall afford such parties a reasonable opportunity to protect their interests.

10.4 Books and Records.

     (a) GE shall have the right, but not the obligation, to audit the books and records of Supplier pertaining to Supplier's services rendered hereunder, upon reasonable notice to Supplier. Such right to audit shall survive the termination of this Agreement.

     (b) Supplier will make available for audit by either GE or its designee ("Auditor") its files, books, procedures and records (including computer terminal access to same) pertaining to the services provided by Supplier under this Agreement during the hours of 7 a.m. to 7 p.m. Monday through Friday, but excluding holidays. Supplier shall fully cooperate with such audit and shall make available for interview with the Auditor those personnel with material involvement or responsibility with respect to the services provided by Supplier under this Agreement. GE will give Supplier reasonable notice of each audit prior to commencement of the audit. The audit shall be conducted at Supplier's offices.

10.5 Paragraph Headings. Section headings are for convenience only and shall not be considered part of the terms and conditions of this Agreement.

10.6 Modification. No modification, waiver or amendment of any term or condition of this Agreement shall be effective unless and until it shall be reduced to writing and signed on behalf of Supplier and GE.

10.7 Waiver. Failure by either party at any time to require full performance by the other party or to claim a breach of any term of this Agreement will not
     (a) be construed as a waiver of any right under this Agreement, (b) affect any subsequent breach, or (c) affect the validity of this Agreement or any part thereof.

10.8 Severability. If any term or provision of this Agreement should be declared invalid by a court of competent jurisdiction, the remaining terms and conditions of this Agreement shall be unimpaired.

10.9 Complete Agreement. The Agreement, including the Exhibits, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior proposals, negotiations, conversations, discussions and agreements between the parties. This Agreement may be modified only by a written instrument executed on behalf of both of the parties hereto.

10.10 Assignment. Neither party may assign any of its rights under this Agreement without the prior written consent of the other party. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon and insure to the benefit of and be enforceable by the successors and permitted assigns of GE and Supplier.

10.11 Survival. The respective obligations of each party that would by their nature continue after the termination or expiration of this Agreement, including without limitation those contained in Article 7 (Confidentiality), (S)(S)8.2 and 8.3, ("Indemnification" and "Intellectual Property indemnification" respectively), and (S)10.2 ("Publicity") shall survive the termination or expiration of this Agreement, provided, however, that the restrictions contained in (S)10.2 shall expire one year after termination of this Agreement.

10.12 Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed to be an original and all of which, taken together, shall constitute a single instrument.

10.13 Contract Benefits Extensions. From time to time, GE may identify opportunities for Supplier to lower its costs by taking advantage of terms GE has negotiated with GE's suppliers of goods and services. Supplier agrees to cooperate with GE in identifying such opportunities, and to use its best efforts to obtain such cost savings when they are available. Supplier and GE agree that any mutually determined cost savings realized by Supplier will be shared equally between GE and Supplier. Supplier also agrees to consider making the terms of this Agreement available to GE's customers and suppliers, when identified by GE, and to cooperate with GE to identify opportunities for GE's customers and suppliers to reduce their benefit plan administration costs.

10.14 Competitiveness Efforts. GE and Supplier shall meet no less than annually to specifically review the pricing and productivity improvements Supplier has implemented to both ensure Supplier's competitive position in the marketplace and that GE's agreement with Supplier reflects Supplier's competitiveness.

10.15 Benefit of the Parties. This Agreement is for the sole and exclusive benefit of the parties hereto and is not intended to, nor does it, confer any benefit upon any third party.

10.16 Changes in Law or the Plans. In the event of Federal or State governmental action or a change in the Plans that materially affects in a negative manner Administrator's ability to meet the obligations provided for in this Agreement, Company and Administrator agree to negotiate in good faith to revise Administrator's obligations under this Agreement on an equitable basis. If the parties are unable to agree on a mutually acceptable revision, either party may terminate this Agreement on 60 days prior written notice to the other party.

IN WITNESS WHEREOF, the parties hereto, through their duly authorized representatives, have executed this Agreement effective as of the day and year first set forth above.


SUPPLIER                                 GENERAL ELECTRIC COMPANY



By: /s/ Scott Halstead                   By: /s/ Shelly Wolff
    ----------------------------------       --------------------------------
    Name: Scott P. Halstead                  Shelly C. Wolff
    Title: Chief Financial Officer           Program Leader, Disability Programs

                               EXHIBIT A - PLANS

GE Life, Disability and Medical Plan (Continued Life Insurance
Protection/Disability Extension and Short-Term Disability Benefits)

GE Long Term Disability Income Plan for Hourly Employees

GE Long Term Disability Income Plan for Salaried Employees

GE Pension Plan (Disability Pension)

Salary Continuance (pursuant to GE compensation policy and practice)

Worker's Compensation (pursuant to State law)

                EXHIBIT B - SERVICES TO BE PROVIDED BY SUPPLIER

I.   Consulting Services

     Contribute to GE's competitiveness by providing cost management services to further develop GE's integrated disability management practices. The services will advance and improve GE's disability objectives to assure maximum value with a focus on quality and cost control.

 .    Develop cost savings opportunities across all programs and locations.

 .    Identify internal and external best practices.

 .    Evaluate and select specialty programs.

 .    Provide policy interface between businesses and the Health and Disability,
     Benefits Center.

 .    Deliver and assist in implementation of on-site disability management
     "best value" strategies.

 .    Support in the development and execution of key performance indicators and analytics, including but not limited to a supplier scorecard and other quality measurement tools and processes implementing the GE as quality initiative.

 .    Assist in planning and project management to identify synergy's across various benefits.

 .    Explore contract opportunities for risk/reward aspects of supplier partner services.

 .    Develop network to link HCP and Workers' Compensation as identified.

 .    Support new programs and development for GE core businesses.

 .    Provide education/training to GE stakeholders for effective new program implementation.

     In providing its services hereunder, Supplier shall establish and maintain coordination with the following parties:

 .    GE Disability Leads

 .    GE Health Care Managers

 .    GE Health Care Team Leaders

 .    GE Business Finance

 .    GE Sourcing

 .    GE Corporate Legal

 .    GE On-site Medical Staff- GE Medical Doctors/CARE

 .    GE Environmental Health & Safety

 .    GE Health & Disability Benefits Center

 .    Electric Insurance Company

 .    Third Party Administrators (e.g., Sedgwick James for disability, various
                                 ----
     medical plan MBAs)

II.  Sourcing/Performance Management Services

     A.   Selection and Contracting Process

          1. Draft and update key documents relating to the selection and contracting process, including but not limited to RFI, RFP and selection criteria

          2.   Coordinate entire RFP process and teams

          3.   Research and identify potential disability suppliers

          4. Prepare and send RFP, coordinate response and scoring processes and prepare and send appropriate follow-up communications

          5.   Coordinate and participate in site visits

          6.   Coordinate and attend final negotiations

     B.   Performance Management

          1. Identify opportunities to enhance performance with existing suppliers

          2.   Conduct site visits

          3. Perform data analysis functions, including but not limited to CORE, EIC Medstat data reports

          4.   Designing and implementing targeted improvement programs (e.g.,
                                                                         ----
               supplier scorecard)

          5.   Budgeting and financial reviews

                                   EXHIBIT C
                               GE INTEGRITY FORM

                                ACKNOWLEDGEMENT


                                                 Date: _________________________


Reference:     Agreement entered into as of April 21, 1997, between GENERAL
               ELECTRIC COMPANY ("GE") and Network Management Services, Inc.
               ("SUPPLIER").

I, ___________________________________, will be performing services pursuant to the above-referenced Agreement. I have received previously or concurrently with this Acknowledgment a copy of GE policies 20.4, 20.5, 20.7, 20.10, 30.5, and
30.10. I have read these policies, understand them, and agree to comply with them. Further, I am familiar with and agree to comply with the Office of Federal Procurement Policy Act Amendments of 1988 (the Act), its applicable implementing regulations, and GE guidelines regarding the Act, and I will report immediately to my contact in the GE any information concerning a violation or possible violation of the Act or its implementing regulations.



                                                 _______________________________
                                                 Signature


                                                 _______________________________
                                                 Printed or Typed Name of Signer

                                   EXHIBIT D
                                     FEES

A.   Base Fees

GE shall establish an annual budget, based on full-time equivalents (FTEs) utilized, for all consulting services of the type provided by Supplier pursuant to this Agreement and other entities performing similar services. Supplier shall be compensated based on its pro rata share of such FTEs in relation to the total number of FTEs budgeted by GE. For each calendar year under this Agreement, the GE budget is *** based on 1 FTEs. Supplier is scheduled to provide such *** with respect to such calendar year; provided, however, that in any calendar year under this Agreement in which Supplier provides less than *** on an annualized basis (including but not limited to 1997) the budget will be reduced pro rata in accordance with the hiring date of the resource. In addition, GE shall allocate up to an additional *** for performance-based compensation and Supplier shall put up to *** of its base fees at risk as set forth in Section C below, both such figures to be prorated, if applicable, consistent with the foregoing sentence.

B.   Expenses

Expenses will be invoiced at cost. Supplier shall adhere to GE travel policy and shall utilize, when made available to Supplier, the GE Travel Center for all travel arrangements pursuant to this Agreement. Notwithstanding anything to the contrary in the foregoing, automobile travel will be invoiced at the applicable Internal Revenue Service limit. In addition, Supplier shall be reimbursed up to *** for recruiter fees actually incurred in hiring personnel as required pursuant to Section A above; provided, however that such sums shall be refunded if the personnel hired does not provide services under this Agreement for at least one year from the Commencement Date. In addition, if the personnel hired to provide services is retained on a less than *** basis, such reimbursement for recruiter fees shall be prorated accordingly (unless the recruiter fee payment is based on a customary percentage basis multiplied by the actual, not annualized, salary of the retained personnel.)

C.   Incentive Arrangement

In addition to the base fee above described, Supplier will be eligible to receive incentive payments of up to *** for each calendar year of this Agreement, and, with respect to calendar years 1998 and 1999, Supplier shall put *** of its base fees at risk as herein described, provided, however, that with respect to first year of this Agreement, there shall be no incentive compensation payable if Supplier is reimbursed for any recruiting fees pursuant to Section B above. Incentive bonuses or penalties shall be prorated (in addition to the proration, if


***Pursuant to Rule 406 of the Securities Act of 1933, as amended, confidential portions of Exhibit 10.8 have been deleted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

applicable, set forth in Section A hereof) in the case of termination of this Agreement that does not encompass a complete calendar year, except with respect to calendar year 1997. In all cases of partial year-calculation, trend calculations shall be annualized.

     1.   Calendar Year 1997 (partial from the Commencement Date)
          -------------------------------------------------------

     Supplier shall be eligible to earn incentive compensation as described below:

          a. One-half of the total incentive compensation payable will be based on customer satisfaction. The customer satisfaction will be determined based on a survey of GE Corporate and business health care team members and such other persons as designated by GE (e.g.,
                                                                           ----
             other GE health care suppliers). The parties shall mutually develop a survey using a five-point scale (5 = very satisfied to 1 = very dissatisfied). Based on the results of such survey, and overall score shall be tabulated by GE. Scores and resulting payouts shall be as follows:

                          Score                        Bonus
                          -----                        -----
                          above 4                        ***
                          above 3.5 but below 4          ***
                          below 3                        ***

          b. One-half of the total incentive compensation shall be based on reductions in GE's combined overall STD and WC Program Costs measured on costs per eligible employee per year basis versus the prior year as calculated by GE. The chart below sets forth the incentive arrangement. With respect to any given calendar year under this Agreement, "STD and WC Program Costs" will be determined on a paid basis for such year.

                          Trend                                  Bonus
                          ----                                   -----
                          Meet or exceed GE SII Trend Budget       ***
                          Any other result                         ***

***Pursuant to Rule 406 of the Securities Act of 1933, as amended, confidential portions of Exhibit 10.8 have been deleted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

     2.    Calendar Years 1998 and 1999
           ----------------------------

     The incentive arrangement for calendar years 1998 and 1999 shall be structured as described below:


           a. One-half of the total incentive compensation payable will be based on customer satisfaction. The customer satisfaction will be determined based on a survey of GE Corporate and business health care team members and such other persons as designated by GE (e.g., other GE health care suppliers). The parties shall mutually
               -----
              develop a survey using a five-point scale (5 = very satisfied to 1 = very dissatisfied). Based on the results of such survey, and overall score shall be tabulated by GE. Scores and resulting payouts shall be as follows:


                         Score                    Bonus/Penalty
                         -----                    -------------
                         above 4                       ***
                         above 3.5 but below 4         ***
                         below 3                       ***

           b. One-half of the total incentive compensation shall be based on reductions in GE's combined overall STD and WC Program Costs measured on costs per eligible employee per year basis versus the prior year as calculated by GE. The chart below sets forth the incentive arrangement. "STD and WC Program Costs" shall be defined to include all medical, income replacement, and other program costs as set forth in the H&DBC monthly cost report. With respect to any given calendar year under this Agreement, "STD and WC Program Costs" will be determined on a paid basis for such year.

                         Trend                                         Bonus/Penalty
                         -----                                         -------------
                         Meet or exceed GE SII Trend Budget target          ***
                         Miss GE SII Trend Budget by more than 2.5%         ***
                         Any other result                                   ***

     3. Incentive arrangements for any other period not herein provided for shall be subject to mutual agreement of the parties.


***Pursuant to Rule 406 of the Securities Act of 1933, as amended, confidential portions of Exhibit 10.8 have been deleted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

D.   Payment of Incentives

With respect to any given calendar year under this Agreement, incentive payments shall be calculated and paid on or before February 28 of the succeeding calendar year.

                                      D-4